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                                                                    Exhibit 99.1





            AMENDMENT TO LETTER AGREEMENT DATED AS OF MARCH 21, 2001


         This Amendment to the Letter Agreement dated as of March 21, 2001 among Palladin Capital IX, LLC, a Delaware limited liability company ("Palladin"), Reservoir Capital Partners, L.P., a Delaware limited partnership ("RCP"), Reservoir Capital Associates, L.P., a Delaware limited partnership ("RCA"), Reservoir Capital Master Fund, L.P., a Cayman Islands exempted limited partnership ("RCMF", and, together with RCP and RCA, "Reservoir"), Glenhill Capital LP ("Glenhill"), and the other signatories thereto (the "Letter Agreement") is made and entered into to be effective as of November 1, 2001.

         WHEREAS, Section 3(f) of the Letter Agreement provides that Section 2 of thereof may be amended only with the written consent of each of Palladin, Reservoir and Glenhill.

         WHEREAS, each of Palladin, Reservoir and Glenhill desire to amend
Section 2 of the Letter Agreement as provided herein.

         NOW THEREFORE, the parties hereto agree as follows:

         1. Section 2 of the Letter Agreement shall be deleted in its entirety.

         2. Except as amended hereby, the Letter Agreement shall continue in full force and effect.

         3. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         4. This Amendment shall be governed in all respects by the laws of the State of New York without regard to provisions regarding choice of law.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                             PALLADIN INVESTMENTS IX, LLC

                             By:  Palladin Investments, LLC, Manager

                             By:             /S/ MARK SCHWARTZ
                                 -----------------------------------------------
                                  Name:  Mark Schwartz
                                  Title:  Managing Member

                             RESERVOIR CAPITAL PARTNERS, L.P.

                             By:  Reservoir Capital Group, L.L.C.,
                                  general partner


                             By:              /S/ DANIEL H. STERN
                                 -----------------------------------------------
                                  Name:  Daniel H. Stern
                                  Title: Managing Director

                             RESERVOIR CAPITAL ASSOCIATES, L.P.

                             By:  Reservoir Capital Group, L.L.C.,
                                  general partner

                             By:             /S/ DANIEL H. STERN
                                ------------------------------------------------
                                  Name:  Daniel H. Stern
                                  Title: Managing Director

                             RESERVOIR CAPITAL MASTER FUND, L.P.

                             By:  Reservoir Capital Group, L.L.C.,
                                  general partner

                             By:             /S/ DANIEL H. STERN
                                ------------------------------------------------
                                  Name:  Daniel H. Stern
                                  Title: Managing Director

                             GLENHILL CAPITAL LP

                             By:   GJK Capital Management, LLC, general partner

                                   By: Krevlin Advisors, LLC,  managing member

                                   By:               /S/ GLENN J. KREVLIN
                                      ------------------------------------------
                                         Name:  Glenn J. Krevlin
                                         Title:  Managing Member


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